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                                                                   Exhibit 10.10

                           SECOND AMENDMENT TO LEASE

         THIS SECOND AMENDMENT TO LEASE ("Second Amendment"), dated (for reference purposes) as of July 11, 1999, is entered into by BRITANNIA POINTE GRAND LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord";) and EXELIXIS PHARMACEUTICALS, INC., a Delaware corporation ("Tenant"), with reference to the following facts:

         A. Landlord and MetaXen, LLC, a Delaware limited liability company ("MetaXen"), entered into a Build-to-Suit Lease dated May 27,1997 and a First Amendment to Lease dated as of April 13, 1998 (collectively, as amended, the "Lease"), covering certain premises described therein as all of Building H (the "Premises") in the Britannia Pointe Grand Business Park, South San Francisco, California (the "Center"), consisting of approximately 50,195 square feet, together with the nonexclusive right to use the Common Areas of the Center as they exist from time to time.

         B. By an Assignment and Assumption Agreement and Consent dated as of July 11, 1999 among Tenant, MetaXen, Xenova Group plc and Landlord (the "Assignment Agreement"), MetaXen assigned its entire leasehold interest under the Lease to Tenant, with Landlord's consent, upon and subject to the terms and conditions set forth in such Assignment Agreement.

         C. Among the terms and conditions set forth in the Assignment Agreement is a requirement that Landlord and Tenant enter into this Second Amendment, providing for an increase in the monthly minimum rental payable under the Lease for a period of seven (7) years as set forth herein, as part of the consideration to Landlord to discharge certain unpaid obligations of MetaXen under the Lease in connection with excess costs incurred by Landlord in constructing tenant improvements in the Premises.

         D. Terms used herein as defined terms but not specifically defined herein shall have the meanings assigned to such terms in the Lease.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

         1. Monthly Minimum Rental. In addition to the monthly minimum rental prescribed in Section 3.1 (a) of the Lease (as amended) and the additional minimum rent prescribed in Paragraph 3 of the First Amendment to Lease described above, Tenant agrees to pay to Landlord as additional minimum rent, for each of the eighty-four (84) months of the term of the Lease beginning with the month of August, 1999 and ending with the month of July, 2006, inclusive, the sum of Three Thousand Six Hundred Thirty-Eight Dollars ($3,638.00) per month, representing the equivalent of an amortization of $200,000 of excess tenant improvement costs over seven (7) years with an imputed return factor of thirteen percent (13%) per annum.

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         2.       Tenant's Notice Address. The notice address for Tenant under
Section 19.1 of the Lease is changed to the following:

                  Exelixis Pharmaceuticals, Inc.
                  260 Littlefield Avenue
                  South San Francisco, CA 94080
                  Attn: George A. Scangos
                  Facsimile: (650) 825-2202

         3. Union Labor. The fourth sentence of Section 9.1 of the Lease (beginning "In addition, Tenant shall engage only union contractors...") is deleted in its entirety.

         4. Effectiveness. This Second Amendment is being executed substantially concurrently with the Assignment Agreement. The Assignment Agreement contains certain conditions subsequent which must be satisfied before the Assignment Agreement will become effective. The effectiveness of this Second Amendment is expressly conditioned upon the Assignment Agreement becoming effective in accordance with its terms, in which event this Second Amendment shall be deemed to become effective immediately after the Assignment Agreement becomes effective. Landlord and Tenant shall execute a written acknowledgment of the effectiveness of this Second Amendment promptly following the date on which the Assignment Agreement becomes effective, but such written acknowledgment is intended solely for evidentiary purposes and the failure or refusal of either or both parties to execute such a written acknowledgment shall not impair the effectiveness of this Second Amendment when it has otherwise become effective in accordance with its terms. If the Assignment Agreement has not become effective by August 31, 1999, this Second Amendment shall be deemed to be rescinded and to be of no further force or effect.

         5. Full Force and Effect. Except as expressly set forth herein, the Lease has not been modified or amended and remains in full force and effect.

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         IN WITNESS WHEREOF, Landlord and Tenant have executed this Second
Amendment as of the date first set forth above.

         "Landlord"                                  "Tenant"

BRITANNIA POINTE GRAND LIMITED             EXELIXIS PHARMACEUTICALS, INC.,
PARTNERSHIP, a Delaware limited            a Delaware corporation
partnership

By:  BRITANNIA POINTE GRAND,               By:  /s/ George A. Scangos
     LLC, a California limited                  -------------------
     liability company, General                 George A. Scangos
     Partner                                    President & CEO

     By: /s/ T. J. Bristow                 By:  [ILLEGIBLE]
         ------------------------               ---------------
         T.J. Bristow                      Its: SECRETARY, SR. DR. FIN.
         Manager


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